(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

March 27, 2025

Midland Loan Services, as Master Servicer	Via Email

Computershare Trust Company, NA as successor to Wells Fargo Bank, NA

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

JPMBB Commercial Mortgage Securities Trust Series 2014-C18

Telecopy Number: (410) 715 2380

E-Mail: CCTCMBSBondAdmin@computershare.com

Cc: trustadministrationgroup@computershare.com

and Form10k.Compliance@cwt.com

Via Email

OFFICER’S CERTIFICATE

NOTICE OF NON-RECEIPT OF SIGNIFICANT OBLIGOR FINANCIALS

Re:  JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass Through Certificates, Series 2014- C18 (hereinafter, the "Trust")

Loan No:	030306419
Primary Collateral:	Miami International Mall
Primary Borrower:	Mall at Miami International, LLC
Mortgage Principal Balance:	$95,552,930.50
Reporting Yr:	Year-End 2024

Midland Loan Services, a division of PNC Bank, National Association, in its capacity as Master Servicer (“Midland”), hereby notifies you that it has been unable to obtain year-end 2024 financial statements from the borrower as required under the applicable loan documents necessary to provide Significant Obligor financials associated with the above referenced loan (the “Loan”). The following attempts were made by Midland as Master Servicer or LNR Partners, LLC (“LNR”) as Special Servicer in accordance with the contact information on file for the above referenced borrower:

•         Midland or LNR followed up on the following dates:

o    2/4/2024 – Loan Transferred to LNR for Special Servicing, All borrower communication through LNR pursuant to PSA requirements

o    2/12/2025 – Midland reaches out to LNR for YE 2024 financial reporting via email

o    2/21/2025 – LNR requested YE 2024 financial reporting via email

o    3/6/2025 – Borrower notified LNR that the financial reporting package would be send towards the end of April

o    3/19/2025 – Midland reaches out to LNR for YE 2024 financial reporting via email

o    3/20/2025 – Midland reaches out to LNR for YE 2024 financial reporting via email

o    3/25/2025 – Midland reaches out to LNR for YE 2024 financial reporting via email

o    3/25/2025 – LNR requested Borower provide an estimated NOI be delivered. LNR received out of office notification from borrower contact

o    3/26/2025 – Midland reaches out to LNR for YE 2024 financial reporting via email

o    3/26/2025 – LNR sent an additional request to an alternate contact at the borrower. Borrower has not yet responded to the additional request.

This officer’s certificate shall serve as a notice of Midland’s non-receipt of the required Year-End financial statements associated with the Loan.

Signed,

/s/ Wm. Dugger Schwartz

Wm. Dugger Schwartz

Senior Vice President

Real Estate Solutions

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland